Exhibit 4.1

Execution Version

TYCO ELECTRONICS GROUP S.A.,

as Issuer

AND

TE CONNECTIVITY PLC,

as Parent Guarantor

AND

TE CONNECTIVITY SWITZERLAND LTD.,

as Additional Guarantor

AND

DEUTSCHE BANK TRUST
COMPANY AMERICAS,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 6, 2025

€500,000,000 of 2.500% Senior Notes due 2028

THIS SECOND SUPPLEMENTAL INDENTURE is dated as of May 6, 2025 among TYCO ELECTRONICS GROUP S.A., a Luxembourg public limited liability company (société anonyme) having its registered office at 46 Place Guillaume II, L-1648 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B.123549 (the “Company”), TE CONNECTIVITY PLC (the “Parent Guarantor”), TE CONNECTIVITY SWITZERLAND LTD. (the “Additional Guarantor” and, together with the Parent Guarantor, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

A.           The Company, the Guarantors and the Trustee executed and delivered an Amended and Restated Indenture, dated as of January 31, 2025 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B.            Pursuant to a Board Resolution, the Company has authorized the issuance of €500,000,000 aggregate principal amount of 2.500% Senior Notes due 2028 (the “Offered Securities”).

C.            The entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.            The Company and the Guarantors desire to enter into this Second Supplemental Indenture pursuant to (a) Section 9.01(i) of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture, and (b) Section 9.01(f) of the Base Indenture to change or eliminate certain provisions of the Base Indenture, it being acknowledged that such changes and eliminations shall not be effective with respect to any outstanding Security of any series created prior to the execution of this Second Supplemental Indenture which is entitled to the benefit of such provision.

E.            All things necessary to make this Second Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1.            Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1)           The Offered Securities constitute a series of securities having the title “2.500% Senior Notes due 2028”.

(2)           The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03) is €500,000,000.

(3)           The entire Outstanding principal of the Offered Securities shall be payable on May 6, 2028.

(4)           The rate at which the Offered Securities shall bear interest shall be 2.500% per year payable as set forth in the Offered Securities. The date from which interest shall accrue on the Offered Securities shall be May 6, 2025 or the then most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Date for the Offered Securities shall be May 6 of each year, beginning May 6, 2026. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the Business Day on which each of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) is open for business prior to each Interest Payment Date (a “regular record date”). The day count convention is ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Markets Association.

(5)           The Offered Securities shall be issuable in whole in the form of one or more registered Global Securities deposited with, or on behalf of, a common depositary for Euroclear and Clearstream and registered in the name of the common depositary or its nominee. The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are hereby incorporated by reference. The Offered Securities shall be issuable in minimum denominations of €100,000 or any integral multiple of €1,000 in excess thereof.

(6)           Prior to April 6, 2028 (one month prior to the maturity date of the Offered Securities) (the “Par Call Date”), the Company may redeem the Offered Securities, in whole or in part, in €1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof) at its option at any time and from time to time (any such time, a “Make-Whole Redemption Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest in respect of such Offered Securities to be redeemed due on any date after such Make-Whole Redemption Date, assuming that the Offered Securities matured on the Par Call Date (based on the original interest rate and excluding the portion of interest that will be accrued and unpaid to and including such Make-Whole Redemption Date) discounted to such Make-Whole Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points, and (ii) 100% of the principal amount of the Offered Securities to be redeemed, plus, in either case, accrued and unpaid interest, thereon to, but excluding, such Make-Whole Redemption Date. The Company’s actions and determinations in determining the redemption price hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(7)           In addition, on or after the Par Call Date, the Company may redeem the Offered Securities, in whole or in part, in €1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof), at its option at any time and from time to time (any such time, a “Par Redemption Date”), at a redemption price equal to 100% of the principal amount of the Offered Securities being redeemed, plus accrued and unpaid interest thereon to, but excluding, such Par Redemption Date.

(8)           Notwithstanding Section 3.02(b) of the Base Indenture or any provisions in this Second Supplemental Indenture, if the Company elects to redeem a portion but not all of the Offered Securities, the Trustee will select the Offered Securities to be redeemed by such method as it deems fair and appropriate and in accordance with the applicable procedures of the depositary or the paying agent.

(9)           Notices of redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable procedures of Clearstream and Euroclear) at least 10 days but not more than 60 days before the redemption date to each holder of the Offered Securities to be redeemed. Any redemption or notice of redemption delivered pursuant to the terms of the Offered Securities and the Base Indenture, as supplemented by this Second Supplemental Indenture, may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent established by the Company in its discretion and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion). Unless the Company defaults in payment of the redemption price on and after the redemption date, interest will cease to accrue on the Offered Securities or portions thereof called for redemption. If any redemption date would otherwise be a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

(10)         The Offered Securities will not have the benefit of any sinking fund.

(11)         Except as provided herein, the holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(12)         The Offered Securities will be general unsecured senior obligations of the Company and will be ranked equally among themselves.

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(13)         The Offered Securities are not convertible into shares of common stock or other securities of the Company.

(14)         The additional restrictive covenants set forth in Section 1.3 shall be applicable to the Offered Securities.

(15)         Initial holders of the Offered Securities shall be required to pay for the Offered Securities in euro, and payments of principal, premium, if any, and interest, including any Additional Amounts, in respect of the Offered Securities will be payable in euro (except as otherwise provided in this Section 1.1(15)) in accordance with the procedures of Euroclear or Clearstream in effect from time to time. If the euro is unavailable to the Company or the Guarantors due to the imposition of exchange controls or other circumstances beyond the Company’s or the Guarantors’ control or if the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Offered Securities will be made in U.S. dollars until the euro is again available to the Company or the Guarantors or so used. The amount payable on any date in euro shall be converted to U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the Offered Securities so made in U.S. dollars will not constitute an Event of Default under the Offered Securities, the Base Indenture or this Second Supplemental Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

(16)         The Company elects, pursuant to Section 2.01 of the Base Indenture, to have the provisions of Article XI of the Base Indenture be applicable to the Offered Securities.

Section 1.2.           Additional Defined Terms.

For the purposes of the Offered Securities and this Second Supplemental Indenture only, the definitions of “Business Day” and “Governmental Obligations” in Section 1.01 of the Base Indenture are hereby deleted and the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Accounts Receivable” of any person means the accounts receivable of such person generated by the sale of inventory to third-party customers in the ordinary course of business.

“Attributable Debt” means, in connection with a Sale and Lease-Back Transaction, as of any particular time, the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

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“Below Investment Grade Rating Event” means the Offered Securities are rated below an Investment Grade Rating by at least two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such Offered Securities is under publicly-announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall be deemed not to have occurred in respect of a particular Change of Control (and thus shall be deemed not to be a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means any day that is not a Saturday or Sunday and that in the City of New York, London or Luxembourg, is not a day on which (i) banking institutions are authorized or obligated by law or executive order to close and (ii) the Trans-European Automated Real-time Gross Settlement Express Transfer system (known as the T2 system), or any successor or replacement thereto, does not operate.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Change of Control” means the occurrence of any of (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to any person or group of persons for purposes of Section 13(d) of the Exchange Act other than the Parent Guarantor or one of its Subsidiaries or a person controlled by the Parent Guarantor or one of its Subsidiaries; (2) consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Parent Guarantor’s or its Subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of the Parent Guarantor, measured by voting power rather than number of shares; or (3) the replacement of a majority of the board of directors of the Parent Guarantor over a two-year period from the directors who constituted the board of directors of the Parent Guarantor at the beginning of such period, and such replacement shall not have been approved by at least a majority of the board of directors of the Parent Guarantor then still in office (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if: (1) pursuant to such transaction the Parent Guarantor becomes a direct or indirect wholly-owned Subsidiary of a holding company; and (2) immediately following that transaction, (a) the direct or indirect holders of the voting stock of the holding company are substantially the same as the holders of the Parent Guarantor’s voting stock immediately prior to that transaction or (b) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the voting stock of the holding company. Following any such transaction, references in this definition to the Parent Guarantor shall be deemed to refer to such holding company. For purposes of this definition, “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees, as applicable, of such person.

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“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation selected by the Company, a German Bundesanleihe security whose maturity is closest to the maturity of the Offered Securities as if the Offered Securities had matured on the Par Call Date, or if the Company considers that such similar bond is not in issue, such other German Bundesanleihe security as the Company may, with the advice of three brokers of, and/or market makers in, German Bundesanleihe securities selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Offered Securities, if they were to be purchased at such price on the third Business Day prior to the Make-Whole Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Company.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of a fiscal quarter of the Parent Guarantor, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of a fiscal quarter of the Parent Guarantor, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading “Intangible Assets, Net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

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“Depositary” means Clearstream Banking S.A., and Euroclear Bank S.A./N.V.

“Fitch” means Fitch Ratings Ltd.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Governmental Obligations” will include (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of a fiscal quarter of the Parent Guarantor prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles, other than operating leases that prior to the adoption of ASC 842 would not have been capitalized, and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

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“Investment Grade Rating” means a rating equal to or higher than BBB− (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Paying Agent” means any Person authorized by the Guarantors or the Company to pay or cause to be paid the principal of or any premium or interest on any Offered Securities on behalf of the Guarantors or the Company.

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of the Parent Guarantor or any of its Subsidiaries that is used by any U.S. Subsidiary of the Company and (A) is owned by the Parent Guarantor or any Subsidiary of the Parent Guarantor on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Company, are not collectively of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than the greater of $50,000,000 and 0.50% of Consolidated Tangible Assets on the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the applicable date.

“Qualifying Subsidiary” means a U.S. Subsidiary, the total Accounts Receivable of which exceeds the greater of $2.5 million and 0.20% of the amount stated under the heading “Accounts receivable, net of allowance for doubtful accounts,” or its equivalent, appearing on the most recently prepared consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of a fiscal quarter of the Parent Guarantor, prepared in accordance with United States generally accepted accounting principles.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person other than the Guarantors, the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

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“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“U.S. Subsidiary” means any Subsidiary organized under the laws of a jurisdiction of the United States or any political subdivision thereof.

Section 1.3.           Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Base Indenture):

(1)           Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, and the Company will not, and will not permit any U.S. Subsidiary that at the time of such issuance, assumption or guarantee is a Qualifying Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a lien upon such Qualifying Subsidiary’s Accounts Receivable, or any shares of stock of or Indebtedness issued by any such Restricted Subsidiary or such Qualifying Subsidiary, whether now owned or hereafter acquired, in each case without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company determines, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a)           liens existing on the date the Offered Securities are first issued;

(b)           liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c)           liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or any Restricted Subsidiary;

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(d)           liens on any Principal Property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Company or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Company or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

(e)           liens securing Indebtedness owing by any Subsidiary to the Company, the Guarantors or a Subsidiary of any thereof or by the Company to any of the Guarantors;

(f)           liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property or assets subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)           pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(h)           liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;

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(i)            liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Company, do not materially impair the use of such assets in the operation of the business of the Company or such Subsidiary or the value of such Principal Property or assets for the purposes of such business;

(j)            liens to secure the Company’s or any Subsidiary’s obligations under agreements with respect to interest rate swap, spot, forward, future and option transactions, entered into in the ordinary course of business;

(k)           liens on (including securitization programs with respect to) accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as defined in the Uniform Commercial Code of the State of New York)) (i) existing at the time of acquisition thereof by the Company or any U.S. Subsidiary or (ii) of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any U.S. Subsidiary; provided that such liens were in existence, or granted or required to be granted or otherwise attach pursuant to any agreement in existence, prior to, and were not granted or such agreement was not entered into (as applicable) in contemplation of, such acquisition, merger or consolidation and such liens do not extend to any assets other than accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as so defined) and rights (contractual and other) and collateral related thereto and proceeds of the foregoing and any related deposit accounts containing such proceeds);

(l)            liens not permitted by the foregoing clauses (a) to (k), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount (without duplication) of all outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by all such liens on such Principal Properties and all outstanding Indebtedness of the Company and its Qualifying Subsidiaries secured by all such liens on Accounts Receivable not so permitted by the foregoing clauses (a) through (k), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below do not exceed the greater of $1,500,000,000 and 10% of Consolidated Net Worth; and

(m)          any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (l), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (l) shall not exceed the principal amount of Indebtedness (plus the amount of any unused revolving credit or similar commitments) so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the assets (or any replacement assets) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

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(2)           Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a)           the Company or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Offered Securities pursuant to subsection (1) above; or

(b)           the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by the Company’s Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of the Company or a consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

(3)           Change of Control Triggering Event.

(a)           Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Offered Securities pursuant to Sections 1.1(6) or (7) hereof or Section 14.01 of the Base Indenture, each Holder will have the right to require that the Company purchase all or a portion, in €1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of such Holder’s Offered Securities pursuant to Section 1.3(3)(b) hereof (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

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(b)           Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall describe the transaction or transactions that constitute the Change of Control and shall state:

(A)           that the Change of Control Offer is being made pursuant to this Section 1.3(3) of this Second Supplemental Indenture;

(B)            that the Company is required to offer to purchase all of the outstanding principal amount of Offered Securities, the purchase price and, that on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”), the Company shall repurchase the Offered Securities validly tendered and not withdrawn pursuant to this Section 1.3(3);

(C)            if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(D)           that any Offered Security not tendered or accepted for payment shall continue to accrue interest;

(E)            that, unless the Company defaults in making such payment, Offered Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(F)            that Holders electing to have an Offered Security purchased pursuant to a Change of Control Offer may elect to have all or any portion of such Offered Security purchased;

(G)            that Holders of Offered Securities electing to have Offered Securities purchased pursuant to a Change of Control Offer shall be required to surrender their Offered Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Offered Security, or such other customary documents of surrender and transfer as the Company may reasonably request duly completed or transfer the Offered Security, by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(H)            that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Offered Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Offered Security purchased;

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(I)             that Holders whose Offered Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(J)             the Common Code, ISIN or CUSIP, if any, printed on the Offered Securities being repurchased and that no representation is made as to the correctness or accuracy of the Common Code, ISIN or CUSIP, if any, listed in such notice or printed on the Offered Securities.

(c)           The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Offered Securities properly tendered and not withdrawn under its offer.

(d)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Offered Securities pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Section 1.3(3), the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 1.3(3) by virtue thereof.

ARTICLE II

MISCELLANEOUS

Section 2.1.           Definitions.

Capitalized terms defined in the Base Indenture and used but not defined in this Second Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2.           Confirmation of Indenture.

The Base Indenture constitutes an indenture supplemental to the Indenture, dated as of September 25, 2007 (as supplemented prior to the date of the Base Indenture, the “Original Indenture”). The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3.           Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, privileges, protections, immunities and benefits which it possesses under the Base Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

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Section 2.4.           Governing Law.

This Second Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, do not apply in respect of the Offered Securities.

Section 2.5.           Separability.

In case any one or more of the provisions in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality and enforceability of the other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 2.6.           Counterparts and Electronic Signatures.

This Second Supplemental Indenture may be executed in any number of counterparts. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture and signature pages for all purposes and shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and will be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

Section 2.7.           No Benefit.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders, any benefit or legal or equitable rights, remedy or claim under this Second Supplemental Indenture or the Base Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

TYCO ELECTRONICS GROUP S.A.

/s/ Jean-Jacques Fotzeu
Name:	Jean-Jacques Fotzeu
Title:	Director

TE CONNECTIVITY PLC

/s/ Heath A. Mitts
Name:	Heath A. Mitts
Title:	Executive Vice President and Chief Financial Officer

TE CONNECTIVITY SWITZERLAND LTD.

/s/ Harold G. Barksdale
Name:	Harold G. Barksdale
Title:	Director

[Signature Page to Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:	/s/ Mary Miselis
Name: Mary Miselis
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Director

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF 2.500% SENIOR NOTES

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

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2.500% SENIOR NOTES DUE 2028

No. 1	€500,000,000

CUSIP No.	902133 BE6
ISIN:	XS3063752888
Common Code:	306375288

TYCO ELECTRONICS GROUP S.A.

promises to pay to BT Globenet Nominees Ltd. or registered assigns (as nominee for the Depositary), the principal sum of FIVE HUNDRED MILLION Euros on May 6, 2028.

Interest Payment Date: May 6

Record Date: Close of business on the Business Day prior to the Interest Payment Date

Each Holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: May 6, 2025

TYCO ELECTRONICS GROUP S.A.

Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Base Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated:	May 6, 2025

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GUARANTEE

For value received, TE CONNECTIVITY PLC and TE CONNECTIVITY SWITZERLAND LTD. hereby jointly and severally, absolutely, unconditionally and irrevocably guarantee to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders, all in accordance with and subject to the terms and limitations of such Security and Article XV of the Indenture. For the avoidance of doubt, the Guarantee provided by TE CONNECTIVITY SWITZERLAND LTD. shall constitute a joint and several Guarantee of TYCO ELECTRONICS GROUP S.A.’s obligations under the Indenture and shall not constitute a guarantee of TE CONNECTIVITY PLC’s obligations under its Guarantee. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: May 6, 2025

TE CONNECTIVITY PLC

Name:	[ ]
Title:	[ ]

TE CONNECTIVITY SWITZERLAND LTD.

Name:	[ ]
Title:	[ ]

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[FORM OF REVERSE OF NOTE]

Tyco Electronics Group S.A.

2.500% Senior Notes due 2028

This security is one of a duly authorized series of debt securities of Tyco Electronics Group S.A. (the “Company”) issued or to be issued in one or more series under and pursuant to an Amended and Restated Indenture for the Company’s unsubordinated debt securities, dated as of January 31, 2025 (the “Base Indenture”), duly executed and delivered by and among the Company, TE Connectivity plc (the “Parent Guarantor”), TE Connectivity Switzerland Ltd. (the “Additional Guarantor” and, together with the Parent Guarantor, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of May 6, 2025 (the “Second Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Securities (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture, as supplemented by the Second Supplemental Indenture.

1. Interest.  The Company promises to pay interest on the principal amount of this Security at an annual rate of 2.500%, subject to adjustment as provided below. The Company will pay interest annually on May 6 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be May 6, 2026. The day count convention is ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Market Association. In certain circumstances, liquidated damages may be payable as provided in Section 6.01 of the Base Indenture. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on this Security.

2.  Method of Payment.  The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the applicable redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest and Additional Amounts, if any, on the Securities shall be payable in euros, in accordance with the procedures of Euroclear or Clearstream in effect from time to time.

A-5

If the euro is unavailable to the Company or the Guarantors due to the imposition of exchange controls or other circumstances beyond the Company’s or the Guarantors’ control or if the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities shall be made in U.S. dollars until the euro is again available to the Company or the Guarantors or so used. The amount payable on any date in euro shall be converted to U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default under the Securities, the Base Indenture or this Second Supplemental Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

3.  Paying Agent and Registrar.  Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any Paying Agent or Security Registrar without notice to any Holder. The Company, the Guarantors or any of their Subsidiaries may act in any such capacity. For purposes of the Securities, the initial place of payment shall be the Corporate Trust Office.

4.  Indenture.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “2.500% Senior Notes due 2028”, initially limited to €500,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture. Requests may be made to: Tyco Electronics Group S.A., 46 Place Guillaume II, L-1648 Luxembourg, Attention: The Managing Directors.

5.  Optional Redemption.  Prior to April 6, 2028 (one month prior to the maturity date of the Securities) (the “Par Call Date”), the Company may redeem the Securities, in whole or in part, in €1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof) at its option at any time and from time to time (any such time, a “Make-Whole Redemption Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest in respect of such Securities to be redeemed due on any date after such Make-Whole Redemption Date, assuming that the Securities matured on the Par Call Date (based on the original interest rate and excluding the portion of interest that will be accrued and unpaid to and including such Make-Whole Redemption Date) discounted to such Make-Whole Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points, and (ii) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest, thereon to, but excluding, such Make-Whole Redemption Date. The Company’s actions and determinations in determining the redemption price hereunder shall be conclusive and binding for all purposes, absent manifest error.

A-6

In addition, on or after the Par Call Date, the Company may redeem the Securities, in whole or in part, in €1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof), at its option at any time and from time to time (any such time, a “Par Redemption Date”), at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to, but excluding, such Par Redemption Date.

Notwithstanding Section 3.02(b) of the Base Indenture or any provisions in the Second Supplemental Indenture, if the Company elects to redeem a portion but not all of the Securities, the Trustee will select the Securities to be redeemed by such method as it deems fair and appropriate and in accordance with the applicable procedures of the depositary or the paying agent.

Notices of redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable procedures of Clearstream and Euroclear) at least 10 days but not more than 60 days before the redemption date to each holder of the Securities to be redeemed. Any redemption or notice of redemption delivered pursuant to the terms of the Securities and the Base Indenture, as supplemented by the Second Supplemental Indenture, may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent established by the Company in its discretion and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion). Unless the Company defaults in payment of the redemption price on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption. If any redemption date would otherwise be a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.  Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security, the Holder will have the right to require that the Company purchase all or a portion, in €1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security at a purchase price equal to 101% of the principal amount hereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

A-7

7.  Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose (or otherwise in accordance with applicable procedures of Euroclear and Clearstream). No service charge will be made for any registration of transfer or exchange, but a Holder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, exchange, or register the transfer of any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.  Persons Deemed Owners.  The registered Holder may be treated as its owner for all purposes.

9. Repayment to the Guarantors or the Company. Any funds or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company or any of the Guarantors, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company or any of the Guarantors, as applicable, or if then held by the Company or the Guarantors shall be discharged from such trust. After return to the Company or the Guarantors, Holders entitled to the money or securities must look to the Company or the Guarantors, as applicable, for payment as unsecured general creditors.

10.  Amendments, Supplements and Waivers.  The Base Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holders of each Security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest on any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case of redemption, on or after the redemption date); or (vi) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture or indentures. The Base Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, on behalf of all of the Holders of the securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series. Any such consent or waiver by the registered Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

A-8

11.  Defaults and Remedies.  In any Event of Default with respect to the Securities, unless the principal of all such Securities has already become due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company and each of the Guarantors (and to the Trustee if notice is given by such Holders), may declare the unpaid principal of all such Securities to be due and payable immediately. Subject to the terms of the Base Indenture, if an Event of Default under the Base Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Base Indenture at the request or direction of any of the Holders, unless such Holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Base Indenture, the Holders of a majority in principal amount of the Outstanding Securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

13.  No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or any of the Guarantors or of any predecessor or successor corporation, either directly or through the Company or any of the Guarantors or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or any of the Guarantors or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

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14.  Discharge of Indenture.  The Base Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.  Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Guarantee. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the Holder of this Security by the Guarantors, as provided in the related Guarantee and the Indenture.

17. Additional Amounts. The Company and the Guarantors are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Base Indenture.

18.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.  Governing Law.  The Base Indenture, the Second Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of New York without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, do not apply in respect of the Securities.

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ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	_________________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.3(3) of the Second Supplemental Indenture, check the box:

1.3(3) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.3(3) of the Second Supplemental Indenture, state the amount: €__________.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)